            As filed with the Securities and Exchange Commission on June 19,2001
                                                           Registration No. 333.
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          __________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act Of 1933
                          __________________________

                                  CORIO, INC.
            (Exact name of registrant as specified in its charter)
                          __________________________

          Delaware                                       77-0492528
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

                          959 Skyway Road, Suite 100
                         San Carlos, California 94070
                   (Address of principal executive offices)
                          ___________________________

                         2001 Nonstatutory Stock Plan

                          ___________________________

                                 George Kadifa
                     President and Chief Executive Officer
                                  Corio, Inc.
                          959 Skyway Road, Suite 100
                             San Carlos, CA  94070
                                (650) 232-3000
           (Name, address and telephone number of agent for service)
                          ___________________________

                                  Copies to:
                            Howard S. Zeprun, Esq.
                            Stefan V. Clulow, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                          Palo Alto, California 94304
                                (650) 493-9300
                          ___________________________

====================================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
      Title of Securities                        Amount to be        Proposed Maximum          Proposed Maximum       Amount of
      to be Registered                            Registered    Offering Price Per Share  Aggregate Offering Price  Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
2001 Nonstatutory Stock Plan Common Stock,
 $0.001 par value
(currently outstanding options) (1)............   2,464,333 shares   $ 0.8251             $2,033,321.16             $  508.33
------------------------------------------------------------------------------------------------------------------------------------
2001 Nonstatutory Stock Option Plan Common
 Stock, $0.001 par value
(options available for future grant) (2).......     535,667 shares   $ 1.34               $  717,793.78             $  179.45
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                             3,000,000 shares                        $  2,751,114.94           $  687.78
====================================================================================================================================

(1) The computation is based upon the weighted average exercise price per share of $0.8251 as to 2,464,333 outstanding but unexercised options to purchase Common Stock under the 2001 Nonstatutory Stock Plan.
(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 535,667 shares of Common Stock authorized for issuance pursuant to the 2001 Nonstatutory Stock Plan solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low sale prices for the Common Stock of Corio, Inc. as reported on the Nasdaq National Market on June 12, 2001, which was $1.34 because the price at which the options to be granted in the future may be exercised is not currently determinable.
================================================================================

                                  CORIO, INC.
                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents and information previously filed with the Securities and Exchange Commission by Corio, Inc. (the "Company") are hereby incorporated by reference in this Registration Statement:

         (a) The Company's Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), dated April 2, 2001.

         (b) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to Section 13 of the Exchange Act.

         (c) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2000, September 30, 2000 and March 31, 2001, filed pursuant to Section 13 of the Exchange Act.

         (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporations Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain conditions for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VI of the Company's Bylaws provides for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.


Item 7. Exemption From Registration Claimed

        Not applicable.

Item 8. Exhibits


       Exhibit
        Number                              Description
   --------------    -----------------------------------------------------------
         4.1         2001 Nonstatutory Stock Plan.
         5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                     Corporation as to legality of securities being registered.
        23.1         Consent of KPMG LLP, Independent Auditors.
        23.2         Consent of Wilson Sonsini Goodrich & Rosati, Professional
                     Corporation (contained in Exhibit 5.1).
        24.1         Power of Attorney  (contained on signature page hereto).


Item 9. Undertakings

        (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Corio, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on June 19, 2001.

                              CORIO, INC.

                              By: /s/ George Kadifa
                                  -------------------------
                                  George Kadifa
                                  President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George Kadifa and John Whittle, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitution or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on June 19, 2001 by the following persons in the capacities indicated.

                                       CORIO, INC.



                                       By: /s/ George Kadifa
                                           -------------------------------------
                                           George Kadifa
                                           President and Chief Executive Officer

              Signature                                 Title                              Date
-------------------------------------   -------------------------------------  -----------------------------------
/s/ George Kadifa                       President and Chief Executive Officer          June 19, 2001
-------------------------------------     and Director (Principal Executive
                                                       Officer)
/s/ Eric J. Keller                        Executive Vice-President and Chief           June 19, 2001
-------------------------------------   Financial Officer (Principal Financial
Eric J. Keller                                 and Accounting Officer)

/s/ Aneel Bhusri                                       Director                        June 19, 2001
-------------------------------------
Aneel Bhusri

/s/ Glenn W. Marschell, Jr.                            Director                        June 19, 2001
-------------------------------------
Glenn W. Marschell, Jr.

/s/ Ted E. Schlein                                     Director                        June 19, 2001
-------------------------------------
Ted E. Schlein

/s/ Roger Siboni                                       Director                        June 19, 2001
-------------------------------------
Roger Siboni

/s/ George J. Still                                    Director                        June 19, 2001
-------------------------------------
George J. Still

/s/ Ernest M. von Simson                               Director                        June 19, 2001
-------------------------------------
Ernest M. von Simson

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


________________________________________________________________________________


                                   EXHIBITS

________________________________________________________________________________

                      Registration Statement on Form S-8

                                  CORIO, INC.

                                 June 19, 2001

                               INDEX TO EXHIBITS

      Exhibit
       Number                                Description
      -------       ------------------------------------------------------------
        4.1         2001 Nonstatutory Stock Plan.
        5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation as to legality of securities being registered.
       23.1         Consent of KPMG LLP, Independent Auditors.
       23.2         Consent of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation (contained in Exhibit 5.1).
       24.1         Power of Attorney  (contained on signature page hereto).